Exhibit 23.2 to Amendment No. 2
to Form S-1 Registration Statement
Hanover Gold Company, Inc.


                    Consent of BDO Seidman LLP

We consent to the inclusion in the prospectus constituting a part of this registration statement on Form S-1 of our report dated March 7, 1997, relating to the financial statements of Hanover Gold Company, Inc. which are contained in that prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the prospectus.

BDO Seidman, LLP

Spokane, Washington
August 11, 1997